Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264954) and Form S-8 (Nos. 333-283064, 333-283061, 333-95739, 333-52454, 333-89532, 333-150674, 333-223180, 333-238105, 333-264956, 333-266572 and 333-271783) of Deluxe Corporation of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 21, 2025